Exhibit 99.1

Performant Financial Corporation Announces Financial Results for First Quarter 2013

Livermore, California, May 9, 2013—Performant Financial Corporation (Nasdaq: PFMT), a leading provider of technology-enabled recovery and related analytics services in the United States, today reported the following financial results for its fiscal first quarter ended March 31, 2013:

First Quarter Financial Highlights -

•	Revenues of $49.4 million, year-over-year growth of 7.6%

•	Adjusted EBITDA of $11.4 million, compared to $13.7 million in the prior year period

•	Net income of $1.8 million, resulting in earnings per diluted share of $0.04, compared to net income of $2.5 million or $0.02 per fully diluted share in the prior year period

•	Adjusted net income of $4.0 million, resulting in adjusted earnings per diluted share of $0.08 compared to adjusted net income of $5.7 million or $0.12 in the prior year period

Fiscal 2013 First Quarter Results

Lisa Im, Performant Financial’s Chief Executive Officer said, “We successfully executed on our strategy during the first quarter despite challenges in our Medicare recovery and audit operations primarily due to our inability to audit certain healthcare providers in the fourth quarter following Hurricane Sandy, which negatively impacted our Healthcare results. Student Lending revenues drove continued growth in the quarter, revenues grew 14.1% during the first quarter to $33.3 million from $29.2 in the prior year period. Student Loan Placement Volume (defined below) during the quarter totaled $1.7 billion, an increase of 74.2% compared to the prior year period. This is primarily a result of more normalized placements from the Department of Education and a steady increase in placements from our Guaranty Agency clients.

As previously discussed, and directly related to Hurricane Sandy, healthcare revenues declined 14.8% during the first quarter to $10.3 million from $12.1 million in the prior year period. Our Net Claim Recovery Volume (defined below) during the quarter was $90.4 million, compared to $106.1 million in the prior year period. Other revenues grew 25.1% during the first quarter to $5.8 million from $4.6 million in the prior year period.

As of March 31, 2013, the Company had cash and cash equivalents of approximately $39.3 million.

Business Outlook

Based on our current operating performance and expectations under a steady-state environment, we are reaffirming our revenue forecast of $252 - $265 million,” said Im. “This estimate, of course, assumes that we are successful in maintaining our position as the Medicare RAC contractor in Region A and that our audit and recovery activities are not significantly impacted by transition procedures adopted by CMS in connection with the contract re-bidding process. Should the transition procedures limit our ability to request additional documentation from providers from late May until September, a scenario that we do not expect given the likelihood that CMS will seek to minimize disruption due to the volume of improper payments at stake, we estimate that our 2013 revenues could be adversely affected in the range of $10 -15 million.”

Terms used in this Press Release

Student Loan Placement Volume refers to the dollar volume of defaulted student loans first placed with us during the specified period by public and private clients for recovery. Placement Volume allows us to measure and track trends in the amount of inventory our clients in the student lending market are placing with us during any period. The revenue associated with the recovery of a portion of these loans may be recognized in subsequent accounting periods, which assists management in estimating future revenues and in allocating resources necessary to address current Placement Volumes.

Net Claim Recovery Volume refers to the dollar volume of improper Medicare claims that we have recovered for CMS during the applicable period net of any amount that we have reserved to cover appeals by healthcare providers. We are paid recovery fees as a percentage of this recovered claim volume. We calculate this metric by dividing our claim recovery revenue by our Claim Recovery Fee Rate (the weighted-average percentage of our fees compared to amounts recovered by CMS). This metric shows trends in the volume of improper payments within our region and allows management to measure our success in finding these improper payments, over time.

Earnings Conference Call

The Company will hold a conference call to discuss its first quarter results today at 5:00 p.m. Eastern. A live webcast of the call may be accessed over the Internet from the Company’s Investor Relations website at investors.performantcorp.com. Participants should follow the instructions provided on the website to download and install the necessary audio applications. The conference call is also available by dialing 877-941-2068 (domestic) or 480-629-9712 (international) and entering passcode 4613880. Participants should ask for the Performant Financial first quarter earnings conference call.

A replay of the live conference call will be available beginning approximately one hour after the call. The replay will be available on the Company’s website or by dialing 1-877-870-5176 (domestic) or 1-858-384-5517 (international) and entering the replay passcode 4613880. The telephonic replay will be available until 11:59 pm (Eastern Time), May 16, 2013

Interested investors and other parties may also listen to a simultaneous webcast of the live conference call by logging onto the Investor Relations section of the Company’s website at investors.performantcorp.com. The on-line replay will be available on the website immediately following the call.

About Performant Financial Corporation

Performant Financial Corporation is a leading provider of technology-enabled recovery and related analytics services. The Company’s services help identify and recover delinquent or defaulted assets and improper payments for various government, healthcare and financial services markets in the United States. The Company was founded in 1976 and is headquartered in Livermore, California.

Note Regarding Use of Non-GAAP Financial Measures

In this press release, to supplement our consolidated financial statements, the company presents adjusted EBITDA and adjusted net income. These measures are not in accordance with generally accepted accounting principles (GAAP) and accordingly reconciliations of adjusted EBITDA and adjusted net income to net income determined in accordance with GAAP are included in the “Reconciliation of Non-GAAP Results” table at the end of this press release. We have included adjusted EBITDA and adjusted net income in this press release because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends and to prepare and approve our annual budget. Accordingly, we believe that adjusted EBITDA and adjusted net income provide useful information to investors and analysts in understanding and evaluating our operating results in the same manner as our management and board of directors. Our use of adjusted EBITDA and adjusted net income has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items, specifically interest, tax and depreciation and amortization expenses, equity-based compensation expense and certain other non-operating expenses, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be calculated differently from similarly titled non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including estimates of our expected revenues and adjusted EBITDA for 2013 and the effects of contract transition procedures on our 2013 revenues. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change and actual results may differ materially from those expressed in or implied by the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the high level of revenue concentration among our five largest customers, that many of our customer contracts are not exclusive and do not provide for committed business volumes, that we face significant competition in all of our markets, that the U.S. federal government accounts for a significant portion of our revenues, that future legislative and regulatory changes may have significant effects on our business, failure of our or third parties’ operating systems and technology infrastructure could disrupt the operation of our business and the threat of breach of our security measures or failure or unauthorized access to confidential data that we possess . More information about potential factors that could affect the Company’s financial condition and operating results or the results expressed in or implied by any forward-looking statements is included from time to time in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Report on Form 10-K for the year ended December 31, 2012 filed with the SEC. The forward-looking statements are made as of the date of this press release and the company does not undertake to update any forward-looking statements to conform these statements to actual results or revised expectations.

Contact Information

Richard Zubek

Investor Relations

925-960-4988

investors@performantcorp.com

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except per share amounts)

	March 31, 2013	December 31, 2012
	(Unaudited)
Assets
Cash and cash equivalents	$39,347	$37,843
Trade accounts receivable, net of allowance for doubtful accounts of $53 and $65, respectively and estimated allowance for appeals of $371 and $1,199, respectively	19,424	23,044
Deferred income taxes	3,798	3,798
Prepaid expenses and other current assets	3,258	2,876
Income tax receivable	2,092	0
Debt issuance costs, current portion	1,108	1,125

Total current assets	69,027	68,686
Property, equipment, and leasehold improvements, net	21,450	20,669
Identifiable intangible assets, net	35,312	36,244
Goodwill	81,572	81,572
Debt issuance costs, net	3,578	3,844
Other assets	709	730

Total assets	$211,648	$211,745

Liabilities and Stockholders’ Equity
Liabilities:
Current liabilities:
Current maturities of notes payable	$11,040	$11,040
Accrued salaries and benefits	6,149	9,288
Accounts payable	1,436	1,403
Other current liabilities	6,062	8,252
Income taxes payable	0	430
Deferred revenue	1,278	2,187
Estimated liability for appeals	6,509	4,378

Total current liabilities	32,474	36,978
Notes payable, net of current portion	133,969	136,729
Deferred income taxes	11,271	11,271
Other liabilities	2,417	2,694

Total liabilities	180,131	187,672

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value. Authorized, 500,000 shares at March 31, 2013 and December 31, 2012; issued and outstanding 46,721 and 45,392 shares at March 31, 2013 and December 31, 2012, respectively	4	4
Additional paid-in capital	41,593	35,970
Accumulated deficit	(10,080)	(11,901)

Total stockholders’ equity	31,517	24,073

Total liabilities and stockholders’ equity	$211,648	$211,745

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2013	2012
Revenues	$49,363	$45,878
Operating expenses:
Salaries and benefits	23,982	18,641
Other operating expenses	18,868	16,141

Total operating expenses	42,850	34,782

Income from operations	6,513	11,096
Debt extinguishment costs	—	(3,679)
Interest expense	(2,965)	(3,190)
Interest income	—	31

Income before provision for income taxes	3,548	4,258
Provision for income taxes	1,727	1,742

Net income (loss)	$1,821	$2,516

Accrual for preferred stock dividends	—	1,571
Net income available to common shareholders	$1,821	$945

Net income per share attributable to common shareholders
Basic	$0.04	$0.02

Diluted	$0.04	$0.02

Weighted average shares
Basic	46,121	42,985

Diluted	49,007	46,225

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2013	2012
Cash flows from operating activities:
Net income	$1,821	$2,516
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,509	2,214
Write-off of unamortized debt issuance costs	—	335
Stock-based compensation	712	52
Interest expense from debt issuance costs and amortization of discount note payable	314	282
Interest income on notes receivable from stockholders	—	(28)
Changes in operating assets and liabilities:
Trade accounts receivable	3,620	(4,911)
Prepaid expenses and other current assets	(382)	806
Income tax receivable	(2,092)	—
Other assets	21	(35)
Accrued salaries and benefits	(3,139)	(2,073)
Accounts payable	33	649
Other current liabilities	(2,190)	(1,586)
Income taxes payable	(430)	2
Deferred revenue	(909)	3,894
Estimated liability for appeals	2,131	777
Other liabilities	(57)	(52)

Net cash provided by operating activities	1,962	2,842

Cash flows from investing activities:
Purchase of property, equipment, and leasehold improvements	(2,359)	(1,203)
Purchase of perpetual software license and computer equipment	—	(760)

Net cash used in investing activities	(2,359)	(1,963)

Cash flows from financing activities:
Borrowing under notes payable	—	136,500
Borrowing under line of credit	—	4,500
Redemption of preferred stock	—	(43,973)
Repayment of notes payable	(2,760)	(95,185)
Repayment of line of credit	—	(8,198)
Debt issuance costs paid	—	(2,235)
Proceeds from exercise of stock options	735	20
Income tax benefit from employee stock options	4,176	—
Payment of purchase obligation	(250)	—

Net cash provided by (used) in financing activities	1,901	(8,571)

Net increase (decrease) in cash and cash equivalents	1,504	(7,692)
Cash and cash equivalents at beginning of period	37,843	20,004

Cash and cash equivalents at end of period	$39,347	$12,312

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$1,550	$1,740

Cash paid for interest	$2,559	$2,912

Cash paid as debt extinguishment	—	$3,344

Supplemental disclosure of non-cash investing and financing activities:
Obligation payable to sellers of perpetual license	—	$3,250

Issuance of common stock as part of debt issuance costs	—	$2,796

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES

Reconciliation of Non-GAAP Results

(In thousands, Except Per Share amounts)

(Unaudited)

	Three Months Ended March 31,
	2013	2012
Reconciliation of Adjusted Earnings Per Diluted Share:
Net income	$1,821	$2,516
Less: Accrual for preferred dividends	—	(1,571)
Net income available to common stockholders	1,821	945
Plus: Accrual for preferred dividends	—	1,571
Plus: Adjustment items per reconciliation of adjusted net income	2,132	3,136

Adjusted net income	$3,953	$5,652

Adjusted Earnings Per Diluted Share	0.08	$0.12
Diluted avg shares outstanding	49,007	46,225

	Three Months Ended March 31,
	2013	2012
Reconciliation of Adjusted EBITDA:
Net income	$1,821	$2,516
Provision for income taxes	1,727	1,742
Interest expense	2,965	3,190
Interest income	—	(31)
Debt extinguishment costs(1)	—	3,679
Secondary offering expense(2)	1,624	—
Depreciation and amortization	2,509	2,214
Non-core operating expenses(3)	—	29
Advisory fee(4)	—	309
Stock based compensation	712	52

Adjusted EBITDA	$11,358	$13,700

	Three Months Ended March 31,
	2013	2012
Reconciliation of Adjusted Net Income:
Net income	$1,821	$2,516
Debt extinguishment costs(1)	—	3,679
Secondary offering expense(2)	1,624	—
Non-core operating expenses(3)	—	29
Advisory fee(4)	—	309
Stock based compensation	712	52
Amortization of intangibles(5)	933	875
Deferred financing amortization costs(6)	285	282
Tax adjustments(7)	(1,422)	(2,090)

Adjusted Net Income	$3,953	$5,652

(1)	Represents debt extinguishment costs comprised of approximately $3.3 million of fees paid to lenders in connection with our new credit facility and approximately $0.3 million of unamortized debt issuance costs in connection with our old credit facility.
(2)	Represents direct and incremental costs associated with the Company’s secondary offering.
(3)	Represents costs related to strategic corporate development activities.
(4)	Represents expenses incurred under an advisory services agreement with Parthenon Capital Partners, which was terminated in April 2012.
(5)	Represents amortization of capitalized expenses related to the acquisition of Performant by an affiliate of Parthenon Capital Partners in 2004, and also an acquisition in the first quarter of 2012 to enhance our analytics capabilities.
(6)	Represents amortization of capitalized financing costs related to debt offerings conducted in 2009, 2010 and 2012.
(7)	Represents tax adjustments assuming a marginal tax rate of 40%.